               EXHIBIT 10.1d

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) is made as of the 23rd day of July, 2007, by and among

BROWN SHOE COMPANY, INC., a corporation organized under the laws of the State of New York having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105, as Lead Borrower for the Borrowers, being said BROWN SHOE COMPANY, INC.,

SIDNEY RICH ASSOCIATES, INC., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN GROUP RETAIL, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE INTERNATIONAL CORP. (f/k/a Brown Shoe International, LLC), a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BUSTER BROWN & CO., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105; and

BENNETT FOOTWEAR GROUP LLC, a Delaware limited liability company having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation having a place of business at 1857 Rodgers Road, Perth, Ontario, Canada K7H 3E8, as a Loan Party but not as Borrower;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Lead Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and the Secured Parties, a national banking association, having an office at 100 Federal Street, Boston, Massachusetts 02110; and

LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent; and

WELLS FARGO FOOTHILL, LLC, as Documentation Agent

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the other Borrowers (other than Bennett Footwear Group LLC), Brown Canada, the Administrative Agent, the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Documentation Agent have entered into an Amended and Restated Credit Agreement dated as of July 21, 2004, as amended by a First Amendment thereto, dated as of March 14, 2005 and by a Second Amendment thereto dated February 14, 2006 (as amended so and as in effect, the “Credit Agreement”); and

WHEREAS, the Lead Borrower, the other Borrowers, Brown Canada, the Administrative Agent , the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Documentation Agent have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendment to Article 1. The provisions of Section 1.1 of the Credit Agreement are hereby amended as follows:

a.	The definition of “Appraisal Percentage” is hereby deleted in its entirety and the following substituted in its stead:

“Appraisal Percentage” shall mean 90%.

b.	The definition of “Borrowers” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowers” means individually and collectively, the Lead Borrower, Sidney Rich, Brown Retail, Brown International, Buster Brown, Bennett, and any other Person which becomes a “Borrower” in accordance with the provisions of this Agreement.

c.	The definition of “Borrowing Base” is hereby amended by deleting clause (a) of such definition and substituting the following in its stead:

(a) (i) the Appraisal Percentage multiplied by (ii)(A) the Appraised Value of Eligible Inventory minus (B) Inventory Reserves; plus

d.	The definition of “Disqualified Capital Stock” is amended to read “Disqualified Stock.”

e.	The definition of “Eligible Inventory” is hereby amended by deleting clause (i) thereof in its entirety and substituting the following in its stead:

(i)           Inventory which is acquired in a Permitted Acquisition unless the Collateral Agent, in its Permitted Discretion, agrees that such Inventory shall temporarily be deemed Eligible Inventory, provided, however that if the Collateral Agent so agrees, the advance rate against such Inventory shall not exceed 50% of the Cost of such Inventory and such Inventory shall be deemed Eligible Inventory for no more than ninety (90) days except as set forth in the following proviso, and provided further that, during such ninety (90) day period referred to above, the Collateral Agent shall cause an appraisal of such Inventory to be completed, shall establish Inventory Reserves (if applicable) therefor, and shall otherwise determine whether such Inventory shall be deemed Eligible Inventory;

f.	The definition of “Inventory Advance Rate” is hereby deleted in its entirety.

g.	The definition of “Line Fee” is hereby amended by deleting the number “0.30%” and substituting the number “0.25%” in its stead.

h.	The definition of “Permitted Acquisition” is hereby amended by deleting clause (vii) thereof in its entirety and substituting the following in its stead:

(vii) the total consideration paid or payable in connection with any Acquisition (whether in cash, property or securities) shall not exceed $35,000,000 for any Acquisition or $100,000,000 in the aggregate for all Acquisitions after the Third Amendment Effective Date, unless, in each case, the Payment Conditions are satisfied; and

i.	The definition of “Permitted Consignment” is hereby amended by deleting the number “$3,000,000” appearing therein and substituting the number “$35,000,000” in its stead.

j.	The definition of “Permitted Encumbrances” is hereby amended by deleting the number “$500,000” appearing in clause (ii) and substituting the number “$35,000,000” in its stead.

k.	The definition of “Permitted Stock Repurchase” is hereby deleted in its entirety and the following substituted in its stead:

“Permitted Stock Repurchase” means a purchase by the Lead Borrower of Capital Stock of the Lead Borrower; provided that the aggregate of all such purchases shall not exceed $35,000,000 for any Permitted Stock Repurchase or $100,000,000 in the aggregate for all Permitted Stock Repurchases after the Third Amendment Effective Date, unless, in each case, the Payment Conditions are satisfied.

l.	The definition of “Pro Forma Conditions” is hereby deleted in its entirety.

m.	The definition of “Pro Forma Fixed Charge Coverage Ratio” is hereby deleted in its entirety.

n.	The following new definitions are hereby added to Article 1 in appropriate alphabetical order:

i.	“Bennett” means Bennett Footwear Group LLC, a Delaware limited liability company.

ii.
“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the  entering into such transaction or the making of such payment and (b) prior to and after giving effect to such transaction or payment, Excess Availability shall be greater than $35,000,000; (c) the Fixed Charge Coverage Ratio, on a pro-forma basis (after giving effect to such transaction or payment) for the twelve months preceding such transaction or payment, shall be equal to or greater than 1.0:1.0 and (d) the Loan Parties shall have provided the Administrative Agent with a certificate from a Financial Officer demonstrating to the reasonable satisfaction of the Administrative Agent that, on a pro forma basis (after giving effect to such transaction or payment), the Loan Parties, taken as a whole, are, and will be, Solvent.

iii.	“Third Amendment” means the Third Amendment to Amended and Restated Credit Agreement dated as of the 23rd day of July, 2007.

iv.	“Third Amendment Effective Date” means July 23, 2007.

3.	Amendment to Article 2. The provisions of Section 2.13 of the Credit Agreement are hereby amended by deleting the number “0.30%” and substituting the number “0.25%” in its stead.

4.	Amendment to Article V. The provisions of Section 5.1(i) are hereby deleted in their entirety and the following substituted in their stead:

(i) with respect to each Permitted Acquisition, to the extent permitted by Applicable Law, as soon as available, but not less than ten (10) Business Days prior to the consummation of a Permitted Acquisition, written notice to the Administrative Agent of such Permitted Acquisition together with a copy of all business and financial information reasonably requested by the Administrative Agent and, in the event that the total consideration paid or payable in connection with such Permitted Acquisition (whether in cash, property or securities) exceeds $35,000,000 or the total consideration paid or payable in connection with such Permitted Acquisition together with all other Permitted Acquisitions consummated after the Third Amendment Effective Date (whether in cash, property or securities) exceeds $100,000,000, a certificate of a Financial Officer of the Lead Borrower certifying (and showing the calculations therefor in reasonable detail) that the Payment Conditions will be satisfied, and (ii) as soon as available the information provided to the board of directors of the Lead Borrower with respect to such Permitted Acquisition;

5.	Amendments to Article 6. The provisions of Article 6 of the Credit Agreement are amended as follows:

a.	The provisions of Section 6.1(d) are hereby amended by deleting the words “the Pro Forma Conditions” and substituting the words “the Payment Conditions” in their stead.

b.	The provisions of Section 6.1(i) are hereby deleted in their entirety and the following substituted in their stead:

(i)           Intentionally Omitted.

c.	The provisions of Section 6.1(j) are hereby deleted in their entirety and the following substituted in their stead:

(j)           Subordinated Debt (other than Indebtedness described in subsection (k) below) provided that after giving effect to the incurrence thereof, the Payment Conditions are satisfied;

d.	The provisions of Section 6.1(k) are hereby deleted in their entirety and the following substituted in their stead:

(k)           Unsecured Indebtedness for borrowed money, including, without limitation, Subordinated Debt (other than Indebtedness described in subsection (j) above), provided that (A) after giving effect to the incurrence thereof and the projected refinancing or refunding thereof, the Payment Conditions are satisfied (except that it shall not be necessary to satisfy the Payment Conditions with respect to any such refinancing, refunding or exchange for any bridge facility permitted under this Section 6.1(k)) with the proceeds of any publicly issued or privately placed notes, any exchange notes or any rollover notes, in each case issued to refinance or refund, or in exchange for any such bridge facility), (B) constitutes a bridge loan pending the consummation of a debt or equity issuance, and (C) the principal of which will not be repaid (other than (1) from the proceeds of such debt or equity issuance or from any rollover loans, publicly issued or privately placed notes, or exchange notes issued in exchange for the bridge loan, or (2) as permitted pursuant to Section 6.7(b)(i) hereof) until all Obligations have been paid in full and all Commitments terminated;

e.	The provisions of Section 6.1(o) are hereby deleted in their entirety and the following substituted in their stead:

(o)           Other unsecured Guarantees of Indebtedness and other obligations of any Subsidiary which is not a Loan Party, provided that no payment shall be made on account of any such Guarantee unless the Payment Conditions are satisfied at the time of payment;

f.	The provisions of Section 6.1(q) are hereby amended by deleting the words “the Pro Forma Conditions” and substituting the words “the Payment Conditions” in their stead.

g.	The provisions of Section 6.1(s) are hereby in their entirety and the following substituted in their stead:

(s) other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding, unless at the time of incurrence of any Indebtedness which would result in such amount being exceeded, the Payment Conditions shall have been satisfied.

h.	The provisions of Section 6.4(g) are hereby deleted in their entirety and the following substituted in their stead:

(g)           Investments by a Loan Party in a Subsidiary (including, without limitation, in a Foreign Subsidiary) which is not a Loan Party, in a joint venture (including, without limitation, in or with a foreign Person) or in a Person (including, without limitation, in a foreign Person)which constitutes a minority equity interest in such Person provided that such Investments do not exceed $35,000,000 for any single Investment or $100,000,000 in the aggregate for all such Investments after the Third Amendment Effective Date, unless, in each case, the Payment Conditions are satisfied; and provided further that for purposes of calculation, the amount of any Investment shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Loan Party from such Subsidiary, joint venture or Person;

i.	The provisions of Section 6.4(j) are hereby deleted in their entirety and the following substituted in their stead:

(j)  for the period prior to the date on which Shoes.com shall become a Borrower, additional Investments by the Loan Parties in Shoes.com (i) consisting of trade payables due a Loan Party from Shoes.com which are not current in an aggregate outstanding amount not to exceed $17,000,000 at any time, (ii) other Investments in Shoes.com, provided that immediately before and after giving effect to any such Investment described in this clause (ii), the Payment Conditions are satisfied, it being understood that on or after the date on which Shoes.com shall become a Borrower, the provisions of this clause (j) shall be inapplicable to Investments by a Loan Party in Shoes.com (whether made before or after such date); and

j.	The provisions of Section 6.4(k) are hereby deleted in their entirety and the following substituted in their stead:

(k) other Investments in an aggregate amount not to exceed $35,000,000 after the Third Amendment Effective Date.

k.	The provisions of Section 6.6 are hereby amended by deleting the word “and” appearing at the end of clauses (i) and (iv) of the proviso thereto and by adding the following to the end of clause (v):

and (vi) from and after the date on which Shoes.com becomes a Borrower, clause (b) of this Section shall not apply to the restrictions set forth in the certificate of incorporation of Shoes.com as in effect on the Third Amendment Effective Date.

l.	The provisions of Section 6.7(a)(i) are hereby deleted in their entirety and the following substituted in their stead:

(i) the Lead Borrower may declare and pay dividends quarterly with respect to its Capital Stock provided that the aggregate of all such dividends shall not exceed $35,000,000 for any single dividend declared to stockholders or $100,000,000 in the aggregate for all such dividends after the Third Amendment Effective Date, unless, in each case, the Payment Conditions are satisfied;

m.	The provisions of Section 6.7(b)(ii) are hereby amended by deleting the words “the Pro Forma Conditions” and substituting the words “the Payment Conditions” in their stead.

6.	Amendments to Article 7. The provisions of Section 7.1(f) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(f) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) other than a failure to make any payment in respect of a Guarantee where such payment is prohibited by Section 6.1(o);

7.	Conditions to Effectiveness.

a.
Paragraphs 2 (other than clauses (a), (c), (e), (f) and (g) thereof), 4, 5 and 6 of this Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent::

i.
This Third Amendment shall have been duly executed and delivered by the Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent and the Required Lenders.  The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

ii.	No Default or Event of Default shall have occurred and be continuing.

iii.
The Borrowers shall have provided such additional instruments, documents, and opinions of counsel to the Administrative Agent as the Administrative Agent and their counsel may have reasonably requested.

b.
Clauses (a), (c), (e), (f) and (g) of Paragraph 2 and Paragraph 3 of this Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

i.	The conditions to effectiveness set forth in Paragraph 7(a)(ii) and 7(a)(iii) above shall have been satisfied.

ii.
This Third Amendment shall have been duly executed and delivered by the Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent and each of the Lenders.  The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

8.	Miscellaneous.

a.
Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Borrowers each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.
This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Third Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

d.
This Third Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its principles relating to choice and conflicts of law), but including section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

“The Borrowers”

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BROWN SHOE INTERNATIONAL CORP.
BUSTER BROWN & CO.
BENNETT FOOTWEAR GROUP LLC
as to each of the foregoing

By:_____/s/_ Mark E. Hood
Name: Mark E. Hood
Title: Senior Vice President and
          Chief Financial Officer

“Non-Borrower Loan Party”

BROWN SHOE COMPANY OF CANADA LTD

By:_____/s/_ Mark E. Hood
Name: Mark E. Hood
Title:   Senior Vice President-Finance

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Lead Issuing Bank and Lender

By:_______/s/__Mark Twomey_______
Print Name: Mark Twomey
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:_______/s/_Margaret Dierkes_______
Print Name: Margaret Dierkes
Title: First Vice President

WELLS FARGO FOOTHILL, LLC

By:________/s/  Jennifer Fong_________
Print Name: Jennifer Fong
Title: AVP

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By:________/s/____Brian Hynds_______
Print Name: Brian Hynds
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:________/s/___Manuel Borges______
Print Name: Manuel Borges
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:_______/s/____Kathryn C. Ellero_____
Print Name: Kathryn C. Ellero
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By:_______/s/____Sherry Winick_______
Print Name: Sherry Winick
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:_______/s/____Ronald Reese________
Print Name: Ronald Reese
Title: Duly Authorized Signatory

REGIONS BANK f/k/a AMSOUTH BANK

By:_______/s/____Cynthia Marinos _____
Print Name: Cynthia Marinos
Title: Attorney-in-Fact

SUN TRUST BANK

By:_______/s/____Lauren P. Carrigan___
Print Name: Lauren P. Carrigan
Title: Vice President

WEBSTER BUSINESS CREDIT CORPORATION

By:_______/s/__Walter K. Stockhecker___
Print Name: Walter K. Stockhecker
Title: Vice President

FIRST BANK

By:_______/s/___Brenda J. Laux________
Print Name: Brenda J. Laux
Title: Executive Vice President

RZB FINANCE LLC

By:_______/s/___Astrid Maria Noebauer__
Print Name: Astrid Maria Noebauer
Title: Group Vice President

By:_______/s/___Shirley Ritch__________
Print Name: Shirley Ritch
Title: Assistant Vice President

THE GOVERNOR & COMPANYOF THE BANK OF IRELAND

By:_______/s/___Deirdre Reddan_______
Print Name: Deirdre Reddan
Title: Associate Director